EXHIBIT 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATE: February 14, 2024

GENERAL ELECTRIC PENSION TRUST

By:	/s/ Scott Silberstein
Name: Scott Silberstein
Title: Trustee

GE INVESTMENT MANAGEMENT CORP.

By:	/s/ Scott Silberstein
Name: Scott Silberstein
Title: Vice President, General Counsel and Secretary

GENERAL ELECTRIC COMPANY

By:	/s/ Scott Silberstein
Name: Scott Silberstein
Title: Executive Counsel